INDENTURE dated as of March 1, 2010, by and among PAGE FIVE FUNDING LLC, a Delaware limited liability company (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the benefit of each Holder of the Issuer’s Delayed Draw Notes issued on the Closing Date in accordance with this Indenture (the “Notes”):

To secure the payment of principal of and interest on, and any other amounts owing in respect of the Notes and the other Secured Obligations, and to secure compliance with this Indenture, the Issuer has agreed to pledge the Collateral (as defined below) as collateral to the Trustee for the benefit of the Noteholders.

As security for the performance by the Issuer of the Secured Obligations, the Issuer has agreed to assign the Collateral (as defined below) as collateral to the Trustee for the benefit of the Noteholders.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee on the Closing Date (in the case of the Initial Receivables) and on each Subsequent Draw Date (in the case of the Subsequent Receivables), as Trustee for the benefit of the Noteholders, all right, title and interest of the Issuer, whether now existing or hereafter arising, in and to the following;

(a)           the Initial Receivables listed in Schedule A to the Sale and Servicing Agreement and all monies received thereunder (other than the Additional Servicing Compensation) after the Initial Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Initial Receivables after the Initial Cutoff Date;

(b)           the Subsequent Receivables listed in Schedule A to the related Subsequent Transfer Agreement and all monies received thereunder (other than the Additional Servicing Compensation) after the related Subsequent Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables after the related Subsequent Cutoff Date;

(c)           the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to such Financed Vehicles in Non-Certificated Title States, other evidence of title issued by the applicable Department of Motor Vehicles or similar authority in such States, with respect to such Financed Vehicles;

(d)           any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

(e)           all proceeds from recourse against Dealers or Consumer Lenders with respect to the Receivables;

(f)           all of the Issuer’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Sale and Servicing Agreement, including a direct right to cause CPS to purchase Receivables from the Issuer and to indemnify the Issuer pursuant to the Sale and Servicing Agreement under the circumstances specified therein;

(g)           refunds for the costs of extended service contracts with respect to Financed Vehicles securing Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers or Consumer Lenders for any of the foregoing;

(h)           the Receivable File related to each Receivable;

(i)           all amounts and property from time to time held in or credited to the Collection Account, the Spread Account, the Note Distribution Account and the Lockbox Account in respect of any Receivable, Financed Vehicle or other related Collateral;

(j)           all property (including the right to receive future Net Liquidation Proceeds) that secured a Receivable that has been acquired by or on behalf of the Seller or the Issuer pursuant to a liquidation of such Receivable;

(k)           the Note Purchase Agreement (to the extent of the Issuer’s rights against, but not including any of its obligations to, CPS);

(l)           the proceeds from any Servicer’s errors and omissions policy or fidelity bond, to the extent that such proceeds relate to any Receivable, Financed Vehicle or other related Collateral; and

(m)           all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the property described in this Granting Clause, the “Collateral”).

The foregoing Grant is made in trust to the Trustee, for the benefit of the Noteholders, to secure the payment of principal of and interest on, and any other amounts owing in respect of the Notes, to secure the payment of all Secured Obligations and to secure compliance with this Indenture.  The Trustee hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1 Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement dated as of March 1, 2010, among the Issuer, the Seller, the Servicer, the Backup Servicer and the Trustee, as the same may be amended or supplemented from time to time (the “Sale and Servicing Agreement”). Whenever used in this Indenture the following words and phrases shall have the following meaning:

“Act” has the meaning specified in Section 11.3(a).

“Authorized Officer” means, with respect to the Issuer, any officer or agent acting pursuant to a power of attorney of the Issuer, as the case may be, who is authorized to act therefor and who is identified on the list of Authorized Officers delivered by such Person to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income tax purposes).

“Closing Date” means March 24, 2010.

“Collateral” has the meaning specified in the Granting Clause to this Indenture.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.1(a) of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any Person, the Chief Executive Officer, Chief Operating Officer, Chief Investment Officer, Chief Financial Officer, President, Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any limited liability company, the manager and any individuals appointed to any of the preceding offices by the manager; and with respect to any partnership, any general partner thereof.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register; provided, however, that for purposes of determining whether the Holders of the requisite Purchased Note Percentage Interest have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, none of the Issuer, the Seller or any of their respective Affiliates shall be deemed a “Holder” or a “Noteholder” with respect to any Notes owned by the Issuer, the Seller or any of such Affiliates. Notwithstanding the foregoing, if the Issuer, the Seller or any of its Affiliates owns (individually or collectively) 100% of the Purchased Note Percentage Interests, then the Issuer, the Seller or any of such Affiliates, as applicable, shall be deemed a “Holder” or “Noteholder” for all purposes of this Indenture and the other Basic Documents.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above; and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indenture” means this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, the Seller, and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Initial Note Purchaser” means each Person making a purchase of Notes from the Issuer on the Closing Date pursuant to the Note Purchase Agreement.

“Interest Rate” has the meaning assigned to such term in the Sale and Servicing Agreement.

“Issuer” means Page Five Funding, LLC, and its successors.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

“Note Balance” on the Closing Date will equal the Original Note Balance, and on any date thereafter will equal the Original Note Balance as (i) reduced by all distributions of principal previously made in respect of the Notes and (ii) increased by the aggregate amount of Periodic Draws actually funded in respect of the Notes.

“Note Paying Agent” means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments to and distributions from the Collection Account, Spread Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

“Note Purchase Agreement” has the meaning specified in the Sale and Servicing Agreement.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4 hereof.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer or the Servicer, as appropriate.

“Original Note Balance” means $9,174,476.98.

“Outstanding” means, as of the date of determination, the Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, satisfactory to the Trustee); and

(iii) Notes in exchange for or in lieu of one or more other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Note is held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Purchased Note Percentage Interest have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, the Seller or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Seller or any of their respective Affiliates.  Notwithstanding the foregoing, if the Issuer, the Seller or any of its Affiliates (individually or collectively) owns 100% of the Purchased Note Percentage Interests, the Notes shall be deemed Outstanding for all purposes of this Indenture and the other Basic Documents.

 “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchased Note Percentage Interest” shall have the meaning specified in the Note Purchase Agreement.

“Record Date” means, with respect to any Payment Date or Redemption Date, the last calendar day of the month preceding the month in which such Payment Date or Redemption Date occurs, or in the case of the first Payment Date, the Closing Date.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.1.

“Redemption Price” means, in the case of a redemption of the Notes pursuant to Section 10.1, an amount equal to the unpaid principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

“Regulation S” means Regulation S under the Securities Act.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Secured Obligations” means all amounts and obligations that the Issuer may at any time owe to the Noteholders under this Indenture, the Notes or any other Basic Document.

“Stated Percentage Interest” means, with respect to any Note, the stated percentage 3interest as specified on the face of such Note.

“Termination Date” means the date on which the Trustee shall have received payment and performance of all Secured Obligations and disbursed such payments in accordance with the Basic Documents.

“Trust Estate” means the Collateral and all other money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders, including all proceeds thereof.

“Trustee” means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity, but as trustee under this Indenture, or any successor trustee under this Indenture.

“U.S. Person” has the meaning assigned such term under Regulation S.

SECTION 1.2 Other Definitional Provisions.

(i) All terms defined in this Indenture shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(ii) Accounting terms used but not defined or partly defined in this Indenture, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP or any such instrument, certificate or other document, as applicable.  To the extent that the definitions of accounting terms in this Indenture or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such instrument, certificate or other document shall control.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Basic Document, and either the Issuer or CPS shall so request, CPS and the Issuer shall be entitled to amend such ratio or requirement without the consent of any Noteholder to preserve the original intent thereof in light of such change in GAAP; provided, however, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) CPS and the Issuer shall provide to the Noteholders and the Trustee financial statements and other documents required under this Indenture or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(iii) (a) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture and (b) unless the context otherwise requires the word “or” is not exclusive.

(iv) Section, Schedule and Exhibit references contained in this Indenture are references to Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” shall mean “including without limitation.”

(v) The definitions contained in this Indenture are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(vi) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

(vii) The singular form of the terms “Note” and “Noteholder” shall not preclude issuance of more than one Note or ownership of Notes by more than one Noteholder.   The singular forms of such terms shall also mean the plural forms of such terms and the plural form of such terms shall also mean the singular form thereof, in each case as the context requires.

ARTICLE II

THE NOTES

SECTION 2.1 Form.  The Notes, together with the Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes.  Any portion of the text of the Notes may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Notes. The Notes will be issued on the Closing Date with a minimum Note Balance of $25,000 and integral multiples of $0.01 in excess thereof, and the Note Balance thereof shall be subject to Draws from time to time in accordance with Section 2.11 and reductions in respect of payments of principal on each Payment Date in accordance with this Indenture and the Sale and Servicing Agreement.

(a) The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Notes, as evidenced by their execution of the Notes.

(b) The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

(a) A Note bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note.

(b) The Trustee shall upon receipt of an Issuer Order for authentication and delivery, authenticate and deliver the Notes for original issue and having a maximum aggregate principal amount not exceeding the Committed Amount, except as otherwise provided in Sections 2.6 and 2.11.

(c) Each Note shall be dated the date of its authentication.

(d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to such Note a certificate of authentication substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate attached to such Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 [Reserved].

SECTION 2.4 Registration of Transfer and Exchange.  The Issuer shall cause the Trustee to keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 2.5, the Trustee shall provide for the registration of the Notes, and the registration of transfers and exchanges of the Notes.  The Trustee shall be “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.  Upon any resignation or removal of any Note Registrar, the Issuer shall promptly appoint a successor.

(a) If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof; provided, however, that so long as Wells Fargo Bank, National Association is Trustee, it shall also act as Note Registrar at all times.  The Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive

Officer thereof as to the name and address of each Holder of a Note and Stated Percentage Interest and number of each Note.

(b) Subject to Section 2.5 hereof, upon surrender for registration of transfer of a Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall have the Issuer execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in the minimum Stated Percentage Interest of 1% representing in the aggregate the Stated Percentage Interest on the face of the Note to be transferred.

(c) At the option of a Holder, a Note may be exchanged for another Note in any authorized Stated Percentage Interest, of the same class and a like aggregate Stated Percentage Interest, upon surrender of the Note to be exchanged at such office or agency. Whenever a Note is so surrendered for exchange, subject to Section 2.5 hereof, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon request by the Issuer the Trustee shall authenticate, and the Noteholder shall obtain from the Trustee, the Note which the Noteholder making the exchange is entitled to receive.

(d) The Note or Notes issued upon any registration of transfer or exchange of a Note shall be the valid obligation of the Issuer, evidencing, in the aggregate, the same debt, and entitled to the same benefits under this Indenture, as the Note surrendered upon such registration of transfer or exchange.

(e) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or accompanied by a written instrument of transfer in the form attached to Exhibit A and duly executed by, the Holder thereof or such Holder’s attorney, duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Trustee may require.

(f) Each Noteholder by its acquisition of any Notes (or a beneficial interest therein) shall be deemed to have represented and warranted for the benefit of the Issuer, the Trustee and the other Noteholders, that it is not acquiring any Notes with the “plan assets” of any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or any “plan” as defined in Section 4975 of the Code.

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of a Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note.

SECTION 2.5 Restrictions on Transfer and Exchange.

(a) No transfer of a Note shall be made during the Acquisition Period without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion.  In addition, no transfer of a Note shall be made unless the transferor thereof has provided a representation letter substantially in the form of Exhibit B that such transfer is (i) to the Issuer or an Affiliate of the Issuer, (ii) in compliance with Section 2.5(b) hereof, to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act,  (iii) in compliance with Section 2.5(c) hereof, to an institutional investor that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, (iv) in compliance with Section 2.5(d) hereof, to a non-U.S. Person in an offshore transaction in compliance with Regulation S or (v) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction; provided, however, that, in the case of clause (v) the Trustee or the Issuer may require an Opinion of Counsel to the effect that such transfer may be effected without registration under the Securities Act, which Opinion of Counsel, if so required, shall be addressed to the Issuer and the Trustee and shall be secured at the expense of the Holder.  Each prospective purchaser by its acquisition of a Note, acknowledges that such Note will contain a legend substantially to the effect set forth in Section 2.5(f) (unless the Issuer determines otherwise in accordance with applicable law).

Any transfer or exchange of a Note to a proposed transferee shall be conducted in accordance with the provisions of Section 2.4, and shall be contingent upon receipt by the Note Registrar of (A) such Note properly endorsed for assignment or transfer, (B) written instruction from such transferring Holder directing the Note Registrar to cause the transfer to such transferees, in such Stated Percentage Interests (not to exceed the Stated Percentage Interest on the face of the Note to be transferred) as the transferring Holder shall specify in such instructions; and (C) such certificates or signatures as may be required under such Note or this Section 2.5, in each case, in form and substance satisfactory to the Note Registrar.  The Note Registrar shall cause any such transfers and related cancellations or increases and related reductions, as applicable, to be properly recorded in its books in accordance with the requirements of Section 2.4.

(b) The Notes may not be acquired or held by any employee benefit plan subject to Title I of ERISA (a “Title I ERISA Plan”), any plan subject to Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan (together with any Title I ERISA Plan, an “ERISA Plan”), and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or other plan, arrangement or account's investment in such entity (each of which, a “Plan”) or any other “benefit plan investor” (as defined in Section 3(42) of ERISA and/or U.S. Department of Labor Regulations Section 2510.3-101), including a life company general account (any of the foregoing, including any ERISA Plan, a “Benefit Plan Investor”); provided, however, notwithstanding the foregoing, the Notes may be acquired and held by or on behalf of, or with “plan assets” of, a Plan or other Benefit Plan Investor if (a)(1)(A) the investor is purchasing the Notes with assets of an “insurance company general account” (within the meaning of the United States Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 95-60) (a “General Account”); (B) the investor’s purchase and holding of such Notes are eligible for the exemptive relief available under Section I of PTCE 95-60; (C) less than 25% of the assets of such General Account constitute “plan assets” of Benefit

Plan Investors; and (D) if, after the initial acquisition of such Notes, during any calendar quarter, 25% or more of the assets of such General Account (as determined by such company) constitute “plan assets” of any Plan or other Benefit Plan Investor and no exemption or exception from the prohibited transaction rules applies such that the continued holding of such Notes would not result in violations of Section 406 of ERISA or Section 4975 of the Code, then such investor will dispose of all of the Notes then held in such General Account by the end of the next following calendar quarter; or (2) the investor’s purchase of the Notes is eligible for the exemptive relief afforded under any of PTCE 96-23, 91-38, 90-1 or 84-14; and (b) after giving effect to such purchase and all other purchases occurring simultaneously therewith, less than 25% of the Notes (other than those held by any other Person who has discretionary authority or control, or provides investment advice for a fee (direct or indirect) with respect to the assets held in the Issuer or any asset in the Trust Estate, and affiliates of any of the foregoing Persons (each, a “Controlling Person”), other than Benefit Plan Investors) will constitute “plan assets” of Benefit Plan Investors.

As a condition of its purchase or transfer of a Note, each purchaser and transferee will be required to deliver a transferee representation letter, in the form of Exhibit C, Exhibit D or Exhibit E, to the Trustee evidencing its satisfaction of and its agreement to comply with the foregoing ERISA representations and covenants with respect to its purchase, holding and transfer of such Note and (ii) it will not assign or transfer such Note unless (1) the proposed assignee or transferee delivers a transferee representation letter, in the form of Exhibit C, Exhibit D or Exhibit E, to the Trustee evidencing its satisfaction of and its agreement to comply with the foregoing ERISA representations and covenants with respect to its purchase, holding and transfer of such Note and (2) if the investor:

(i) is not (and is not acting on behalf of) a Benefit Plan Investor, the assignee or transferee will also not be a Benefit Plan Investor or a Controlling Person; or

(ii) is (or is acting on behalf of) a General Account, the assignee or transferee will be accurately identified in such letter as either another General Account or a Person who is not (and is not acting on behalf of) a Benefit Plan Investor or a Controlling Person; or

(iii) is (or is acting on behalf of or with “plan assets” of) a Benefit Plan Investor (other than a General Account), the assignee or transferee will be accurately identified in such letter as either a General Account, another Benefit Plan Investor whose purchase and holding of the Notes are eligible for the exemptive relief available under any of Section 408(b)(17) of ERISA or PTCE 96-23, 91-38, 90-1 or 84-14, or a Person who is not and is not acting on behalf of any Benefit Plan Investor or a Controlling Person.

(c)  If a Note is sold to a “qualified institutional buyer” as defined in Rule 144A of the Securities Act purchasing for its own account or for the account of another “qualified institutional buyer,” such Note shall be issued as a certificated Note in definitive, fully registered form without interest coupons with the applicable legends set forth in the form of the Note registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Any transfer to a “qualified institutional buyer” is expressly conditioned upon the requirement that such transferee shall deliver a representation letter in the form of Exhibit C.

(d) If the Note is sold in the United States to U.S. Persons under Section 4(2) of the Securities Act to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), it shall be issued as a certificated Note in definitive, fully registered form without interest coupons with the applicable legends set forth in the form of the Note registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Any transfer to an institutional “accredited investor” is expressly conditioned upon the requirement that such transferee shall deliver a representation letter in the form of Exhibit D.

(e) If the Note is sold in an offshore transaction to a non-U.S. Person pursuant to Regulation S, it shall be issued as a certificated Note in definitive, fully registered form without interest coupons with the applicable legends set forth in the form of the Note registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Any transfer made to a non-U.S. Person in reliance on Regulation S is expressly conditioned upon the requirement that such transferee shall deliver a representation letter in the form of Exhibit E.

(f) During the Acquisition Period, the Note Registrar shall not register any transfer or exchange of any Note to the extent that upon such transfer or exchange there would be more than fifteen (15) Noteholders then reflected on the Note Register.

(g) Unless the Issuer determines otherwise in accordance with applicable law, each Note shall have the following legend:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR “BLUE SKY” LAWS AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO (I) THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE) OR AN AFFILIATE OF THE ISSUER (AS CERTIFIED BY THE ISSUER) OR (2) AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT SUCH PERSON IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT, OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS

GIVEN THAT THE SALE, PLEDGE, OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (5) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION: PROVIDED, THAT, IN THE CASE OF CLAUSE (5), THE TRUSTEE OR THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, WHICH OPINION OF COUNSEL, IF SO REQUIRED, SHALL BE ADDRESSED TO THE ISSUER AND THE TRUSTEE AND SHALL BE SECURED AT THE EXPENSE OF THE HOLDER.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A FOR RESALES OF THIS NOTE.

THE TRANSFER OF THE NOTE TO ANY PERSON THAT IS ACQUIRING THE NOTE WITH THE “PLAN ASSETS” OF “ANY EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE IS SUBJECT TO CERTAIN RESTRICTIONS AS DESCRIBED IN SECTION 2.5 OF THE INDENTURE, INCLUDING THE DELIVERY BY THE TRANSFEREE OF A LETTER IN THE FORM ATTACHED TO THE INDENTURE AS EXHIBITS B, C, OR D, AS APPLICABLE.

THE NOTE REGISTRAR SHALL NOT REGISTER ANY TRANSFER OR EXCHANGE OF THIS NOTE DURING THE ACQUISITION PERIOD TO ANY PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER, WHICH CONSENT MAY BE WITHHELD BY THE ISSUER IN ITS SOLE DISCRETION.  IN ADDITION, DURING THE ACQUISITION PERIOD, THE NOTE REGISTRAR SHALL NOT REGISTER ANY TRANSFER OR EXCHANGE OF THIS NOTE TO THE EXTENT THAT UPON SUCH TRANSFER OR EXCHANGE THERE WOULD BE MORE THAN FIFTEEN (15) NOTEHOLDERS THEN REFLECTED ON THE NOTE REGISTER.

SECTION 2.6 Mutilated, Destroyed, Lost or Stolen Note.  If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a protected purchaser, and, provided that the requirements of Section 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon request by the Issuer, the Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may direct the Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued, presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(a) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

(b) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with the Notes duly issued hereunder.

(c) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of any mutilated, destroyed, lost or stolen Note.

SECTION 2.7 Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Trustee and any agent of the Trustee may treat the Person in whose name such Note is registered (as of the applicable Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note, for all other purposes whatsoever and whether or not such Note be overdue, and none of the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 2.8 Payment of Principal and Interest; Defaulted Interest.

(a) The Notes shall accrue interest as provided in the form of Note set forth in Exhibit A, and such interest shall be due and payable on each Payment Date, as specified therein.  Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date, either (i) by wire transfer in immediately available funds to such Person’s account as it appears on the Note Register on such Record Date if (A) such Noteholder has provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder’s Note in the aggregate evidence a Stated Percentage Interest of not less than 1% or (B) such Noteholder is the Seller, or an Affiliate thereof, or if not, (ii) by check mailed to such Noteholder at the address of such Noteholder appearing on the Note Register, except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date, which shall be payable as provided below.

(b) The outstanding principal balance of the Notes and all accrued and unpaid interest thereon shall be payable in full by the Final Scheduled Payment Date and otherwise as provided in Section 3.1, the form of Note attached hereto as Exhibit A, and the Sale and Servicing

Agreement.   The principal amount outstanding under the Notes at any time shall be equal to the Note Balance.  The principal amount outstanding under any Note at any time shall be equal to the product of (x) the applicable Purchased Note Percentage Interest and (y) the Note Balance.  All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto based on their respective Purchased Note Percentage Interests.  Upon written notice from the Issuer, the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c) If the Issuer defaults in a payment of interest on the Notes during the Acquisition Period, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate then in effect in any lawful manner. The Issuer shall pay such defaulted interest to the Noteholders on the immediately following Payment Date.  At least three (3) days before any such Payment Date, the Issuer shall mail to the Noteholders and the Trustee a notice that states the Payment Date and the amount of defaulted interest to be paid.

SECTION 2.9 Cancellation.  Any Note surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee.  The Issuer may at any time deliver to the Trustee for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and the Note so delivered shall be promptly canceled by the Trustee.  No Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section, except as expressly permitted by this Indenture.  A canceled Note may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, however, that such Issuer Order is timely and such Note has not been previously disposed of by the Trustee.

SECTION 2.10 Release of Collateral.  The Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Pledged Account.  The Trustee shall release property from the Lien created by this Indenture pursuant to this Section 2.10 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate meeting the applicable requirements of Section 11.1.   In addition, the Trustee shall release any Purchased Receivables in accordance with Sale and Servicing Agreement and, upon receipt of an Issuer Request, any Liquidated Receivables.

SECTION 2.11 Amount Limited; Draws.  The maximum aggregate principal amount of the Notes that may be authenticated and delivered and Outstanding at any time under this Indenture (except for Notes authenticated and delivered pursuant to Section 2.6 in replacement for destroyed, lost or stolen Notes) is limited to the Aggregate Committed Amount.

On each Subsequent Draw Date during the Acquisition Period, upon the satisfaction of all conditions precedent to (a) the funding of a Draw and (b) the purchase of Receivables, in each case as set forth in Section 2.1(b) of the Sale and Servicing Agreement, and Section 6.02 of the Note Purchase Agreement, the Note Purchasers will fund their respective Initial Stated Percentage Interests of each Draw on such Subsequent Draw Date, in accordance with Section 2.02 and Section 2.03 of the Note Purchase Agreement, in an aggregate principal amount equal to the amount of the requested Draw on such Subsequent Draw Date (subject to the Aggregate Available Committed Amount).  Each request by the Issuer to make a Draw shall include a certification by the Issuer as to the satisfaction of the conditions specified in the previous sentence.

The aggregate outstanding principal amount of the Notes may be increased (subject to the Aggregate Available Committed Amount) through the funding of Draws.  Each Draw shall be recorded by the related Note Purchaser, and such Note Purchaser’s record (which may be in electronic or other form in the Note Purchaser’s reasonable discretion) shall show the amount of all Draws and payments related to such Note Purchaser.  Absent manifest error, such record of each Note Purchaser shall be dispositive with respect to the determination of the Note Balance.  The Note Balance is subject to increase by Draws on (A) the Closing Date in a minimum aggregate amount of $8,000,000 and (B) any Subsequent Draw Date in a minimum aggregate amount of $3,000,000 and a maximum aggregate amount of $10,000,000 (subject to the Aggregate Available Committed Amount), unless waived in writing by each Note Purchaser.

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, the Issuer shall cause to be distributed on each Payment Date all amounts deposited in the Note Distribution Account in respect of the related Collection Period pursuant to the Sale and Servicing Agreement to the Noteholders.  Amounts properly withheld under the Code by the Trustee from a payment to the Noteholders of interest and/or principal shall be considered as having been paid by the Issuer to the Noteholders for all purposes of this Indenture.

SECTION 3.2 Maintenance of Office or Agency.  The Issuer shall maintain in Minneapolis, Minnesota, an office or agency where the Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes.  The Issuer shall give prompt written notice to the Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments to be Held in Trust.  On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account from the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto.  Except as provided in Section 3.3(c) hereof, all payments of amounts due and payable with respect to the Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made on behalf of the Issuer by the Trustee or by the Note Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payment of the Notes shall be paid to the Issuer.

(a) The Issuer shall cause each Note Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Note Paying Agent shall agree with the Trustee (and if the Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Note Paying Agent;

(iv) immediately resign as a Note Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to the escheat of funds, any money held by the Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request and shall be deposited by the Trustee in the Collection Account; and the Noteholders shall thereafter, as unsecured general creditors, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.  The Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to the Holder whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Trustee or of any Note Paying Agent, at the last address of record for each such Holder).

SECTION 3.4 Existence.  Except as otherwise permitted by the provisions of Section 3.10, the Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Trust Estate»

.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Trustee, for the benefit of the Noteholders, to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate.  The Issuer shall from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, financing statement amendments, continuation statements, instruments of further assurance and other instruments, all as prepared by it or on its behalf, and shall take such other action necessary or advisable to:

(i) Grant more effectively all or any portion of the Trust Estate;

(ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Noteholders created by this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Trust Estate;

(v) preserve and defend title to the Trust Estate and the rights of the Trustee in such Trust Estate against the claims of all persons and parties; and

(vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section.

Subject to Sections 4.5 and 13.2 of the Sale and Servicing Agreement, the Issuer hereby authorizes the Trustee and its agents to file such financing statements and continuation statements and take such other actions as the Trustee may deem advisable in connection with the security interest granted by the Issuer under the Indenture to the extent permitted by applicable law.  Any such financing statements and continuation statements shall be prepared by the Issuer.  Nothing in this paragraph shall obligate the Trustee to monitor the timing or sufficiency of any financing statement or continuation statement.

SECTION 3.6 Opinions as to Trust Estate.

(a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trustee in the Receivables, for the benefit of the Noteholders, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before March 31 of each year, beginning in 2011, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture in the Receivables and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe any action necessary (as of the date of such opinion) to be taken in the following year to maintain the lien and security interest of this Indenture in the Receivables.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.  The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement.

(a) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(b) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the prior written consent of the Majority Noteholders.

(c) If a responsible officer of the Issuer shall have written notice or actual knowledge of the occurrence of a Default, Event of Default or a Servicer Termination Event under the Sale and Servicing Agreement, the Issuer shall promptly notify the Trustee, the Noteholders and the Rating Agencies, if any, thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default.  If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

(d) The Issuer agrees that it shall not have any right to waive, and shall not waive, timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents if such waiver would reasonably be expected to materially and adversely affect the Noteholders.

SECTION 3.8 Negative Covenants.  So long as any Note is Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, without satisfaction of the Rating Agency Condition and unless directed to do so by the in writing by the Trustee or the Majority Noteholders;

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholders by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii) dissolve or liquidate in whole or in part; or

(iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trustee for the benefit of the Noteholders created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations  under this Indenture or any other Basic Document except as may be expressly permitted hereby or thereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) perfected security interest in the Trust Estate or any Collateral or (D) amend, modify or fail to comply with the provisions of any of the Basic Documents without the prior written consent of the Majority Noteholders, and if such amendments or modifications would adversely affect the interests of any Noteholder in any material respect, the consent of such Noteholder or the satisfaction of the Rating Agency Condition.

SECTION 3.9 Annual Statement as to Compliance.  The Issuer shall deliver to the Trustee and the Noteholders on or before March 31 of each year, beginning March 31, 2011, an Officer’s Certificate, dated as of December 31 of the preceding year, stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during the preceding year (or portion of such year from the Closing Date through December 31, 2010) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year (or portion of such year from the Closing Date through December 31, 2010)  and no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10 Issuer May Consolidate, Etc. Only with Consent .  The Issuer shall not consolidate or merge with or into any other Person, or convey or transfer all or substantially all of its properties to any Person without the prior written consent of the Majority Noteholders.

SECTION 3.11 Successor or Transferee.  (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, and be obligated to meet the requirements of the Issuer under this Indenture and the other Basic Documents with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuer in accordance with Section 3.10, the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee and the Noteholders stating that the Issuer is to be so released.

SECTION 3.12 No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.  After the termination or expiration of the Acquisition Period, the Issuer shall not purchase any additional Receivables.

SECTION 3.13 No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, and (ii) any other Indebtedness permitted by or arising under the Basic Documents.  The proceeds of the Notes shall be used solely to fund the Issuer’s purchase of the Receivables and the other assets specified in the Sale and Servicing Agreement and to pay the Issuer’s organizational, transactional and start-up expenses.

SECTION 3.14 Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with Sections 4.9 and 4.11 of the Sale and Servicing Agreement.

SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Sale and Servicing Agreement, this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16 Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17 Compliance with Laws.  The Issuer shall comply with all Requirements of Law, including consumer laws.

SECTION 3.18 Restricted Payments.  The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Trustee and to any owner of a beneficial interest in the Issuer as permitted by, and to the extent funds are available for such purpose from distributions under the Sale and Servicing Agreement.  The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account and the other Pledged Accounts except in accordance with this Indenture and the Basic Documents.

SECTION 3.19 Notice of Events of Defaults.  Upon a responsible officer of the Issuer having notice or actual knowledge thereof, the Issuer agrees to give each of the Trustee and the Noteholders prompt written notice of each Event of Default hereunder and each Servicer Termination Event or other Default on the part of the Issuer, the Servicer or the Seller of its obligations under any Basic Document.

SECTION 3.20 Further Instruments and Acts.  Upon request of the Trustee or the Majority Noteholders, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21 Amendments of Sale and Servicing Agreement.  The Issuer shall not agree to any amendment to Section 13.1 of the Sale and Servicing Agreement to eliminate the requirements thereunder that the Trustee and the Majority Noteholders consent to amendments thereto as provided therein.

SECTION 3.22 Income Tax Characterization.  It is the intent of the Issuer and the Noteholders that, for federal, State and local income and franchise tax purposes, the Notes will evidence indebtedness of the Issuer secured by the Collateral.  Each Noteholder, by its acceptance of a Note, agrees to treat such Note for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

SECTION 3.23 Separate Existence of the Issuer.  During the term of the Indenture, the Issuer shall observe and comply with the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from its Affiliates, including without limitation, those requirements set forth in Section 9(b) of the Issuer’s Limited Liability Company Agreement.

SECTION 3.24 Amendment of Issuer’s Organizational Documents.  During the term of the Indenture, the Issuer shall not amend its Limited Liability Company Agreement except in accordance with the provisions thereof and with the prior written consent of the Majority Noteholders.

SECTION 3.25 Other Agreements.  The Issuer shall not enter into any agreement that does not contain non-petition or limited recourse language with respect to the Issuer substantially similar to the non-petition or limited recourse language contained in the Basic Documents.

SECTION 3.26 Rule 144A Information.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, the Issuer shall promptly furnish to such Noteholder or to a prospective purchaser of a Note designated by such Noteholder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”) in order to permit compliance by such Noteholder with Rule 144A in connection with the resale of a Note by such Noteholder; provided, however, that the Issuer shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is three years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuer or (ii) the date such Note (or any predecessor Note) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act; and provided further that the Issuer shall not be required to furnish such information at any time to a prospective purchaser located outside of the United States who is not a “U.S. Person” within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

SECTION 3.27 Change of Control. CPS shall and shall at all times be the legal and beneficial owner of all of the issued and outstanding membership interests of the Issuer.

SECTION 3.28 No Petition or Assignment. The Issuer shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of the Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11, 3.18, 3.19, 3.20, 3.21, 3.23, 3.24 and 11.17, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.7 and the obligations of the Trustee under Section 4.2) and (vi) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) the Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii)  Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Trustee for cancellation;

(b) the Issuer has paid or caused to be paid all Secured Obligations; and

(c) the Issuer has delivered to the Trustee and the Noteholders an Officer’s Certificate meeting the applicable requirements of Section 11.1(a) and stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2 Application of Trust Money.  All moneys deposited with the Trustee pursuant to Section 4.1 or Section 4.3 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through the Note Paying Agent, as the Trustee may determine, to the Noteholders for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement or in the other Basic Documents or required by law.  Any funds remaining with the Trustee or on deposit in the Pledged Accounts following the repayment in full of the Notes and the other Secured Obligations, the payment in full of all other amounts owed to the Trustee and Backup Servicer under the Basic Documents, and the satisfaction and discharge of this Indenture, shall be remitted to the Issuer.

SECTION 4.3 Repayment of Moneys Held by Note Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by the Note Paying Agent other than the Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be remitted to the Trustee to be held and applied according to Section 4.2 and thereupon the Note Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES
SECTION 5.1 Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of any interest or principal on the Notes or any other amount due with respect to the Notes when the same becomes due and payable, which default continues for a period of one (1) Business Day;

(ii) failure by the Issuer, the Servicer or the Seller to perform or observe any term, covenant, or agreement under this Indenture or any other Basic Document (other than any term, covenant or agreement referred to in another subparagraph hereof), which failure adversely affects the rights of the Noteholders and, if it is capable of being cured, such failure is not actually cured within 30 calendar days after written notice is received by the Issuer, the Servicer or the Seller, as applicable, from the Trustee or a Noteholder or after discovery of such failure by a Responsible Officer of the Issuer, the Servicer or the Seller, as applicable; provided that, after the Specified Acquisition Period Termination Date, such failure by the Issuer, the Servicer or the Seller also materially and adversely affects the rights of the Noteholders;

(iii) any representation, warranty or statement of the Issuer, the Servicer or the Seller made in this Indenture or any other Basic Document or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect as of the time when the same shall have been made, and such incorrectness has an adverse affect on the Noteholders and, if it is capable of being cured, such failure is not actually cured within 30 calendar days after written notice is received by the Issuer, the Servicer or the Seller, as applicable, from the Trustee or a Noteholder or after discovery of such failure by a Responsible Officer of the Issuer, the Servicer or the Seller, as applicable; provided that, after the Specified Acquisition Period Termination Date, such incorrectness also materially and adversely affects the rights of the Noteholders;

(iv) an application is made by the Issuer, the Seller or the Servicer for the appointment of a receiver, trustee or custodian for all or any portion of the Collateral or any other material assets of the Issuer, the Seller or the Servicer; a petition under any Section or chapter of the Bankruptcy Code or any similar federal or State law or regulation shall be filed by the Issuer, the Seller or the Servicer, or the Issuer, the Seller or the Servicer shall make an assignment for the benefit of its creditors, or any case or proceeding shall be filed by the Issuer, the Seller or the Servicer for its dissolution, liquidation, or termination; or the Issuer, the Seller or the Servicer ceases to conduct its business;

(v) the Collateral or any other assets of the Issuer, the Seller or the Servicer are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of the Issuer, the Seller or the Servicer and the same is not dissolved or dismissed within 60 days thereafter except where any such actions or events would not either individually or in the aggregate materially and adversely affect the financial condition, operations, business or prospects of the Issuer, the Seller or the Servicer, as the case may be; an application is made by any Person other than the Issuer, the Seller or the Servicer for the appointment of a receiver, trustee or custodian for the Collateral or a material portion of the assets of the Issuer, the Seller or the Servicer and the same is not dismissed within 60 days after the application thereof, or the Issuer, the Seller or the Servicer shall have concealed, removed or permitted to be concealed or removed, in the case of the Issuer, any part, and in the case of the Seller or the Servicer, any material portion, of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or other similar law;

(vi) the Trustee shall for any reason cease to have a first priority perfected security interest in the Collateral for the benefit of the Noteholders;

(vii) the Issuer, the Seller or the Servicer is enjoined, restrained or prevented by court order from conducting all or any material part of its business affairs, or a petition under any Section or chapter of the Bankruptcy Code or any similar federal or State law or regulation is filed against the Issuer, the Seller or the Servicer, or any case or proceeding is filed against the Issuer, the Seller or the Servicer, for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within 60 days after the entry of filing thereof;

(viii) a Servicer Termination Event shall have occurred and is continuing;

(ix) any Basic Document shall be terminated or cease to be in full force or effect; provided, however, in the case of a termination of the Lockbox Agreement, an Event of Default shall occur only upon the failure of the Seller, the Servicer or the Issuer to obtain a successor lockbox arrangement reasonably acceptable to the Majority Noteholders within 30 days of such termination;

(x) upon and after the day the Acquisition Period has terminated as described in clause (iii) of the definition thereof, the Seller has failed to transfer 25% or more of all Receivables originated by it that met the eligibility criteria set forth in the Sale and Servicing Agreement to the Issuer during the Acquisition Period as required by Section 7.01(r) of the Note Purchase Agreement; or

(xi) a Funding Termination Event (other than with respect to clause (vii) of the definition thereof) shall have occurred and be continuing.

(b) The Issuer shall deliver to the Trustee and each Noteholder, within two days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default which has occurred or any event which either with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(c) After the earlier of the receipt of notice by the Trustee and the date of actual knowledge by a Responsible Officer of the Trustee of the occurrence of any Default or Event of Default hereunder, the Trustee shall give prompt written notice to each  Noteholder of each such Default or Event of Default hereunder so known to the Trustee.

SECTION 5.2 Rights Upon Event of Default.  If an Event of Default shall have occurred and be continuing, the Trustee may, and at the direction of the Majority Noteholders shall, and with respect to an Event of Default pursuant to Section 5.1(a)(v) or (vi) hereof, the Trustee shall declare the Notes to be immediately due and payable at par, together with accrued interest thereon.  In addition, if an Event of Default shall have occurred and be continuing, the Trustee may, and at the direction of the Majority Noteholders shall, exercise any of the remedies specified in Section 5.4(a).

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V, provided that the Majority Noteholders may, by written notice to the Issuer and the Trustee, rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all payments of principal of and interest on the Notes, all amounts due the Note Purchasers from the Issuer under the Basic Documents, and all other amounts that would then be due from the Issuer hereunder (including all Secured Obligations), upon the Notes or under the Basic Documents if the Event of Default giving rise to such acceleration had not occurred;

(ii) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if default is made in the payment of any interest on, or principal of, the Notes, when the same becomes due and payable, the Issuer shall, upon demand of the Trustee or the Majority Noteholders, pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Interest Rate, all amounts due and owing by the Issuer under the Basic Documents and, in each case, in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

In case the Issuer shall fail forthwith to pay the amounts described in Section 5.3(a) upon demand, the Trustee, in its own name and as trustee of an expresss trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the monies adjudged or decreed to be payable.

(b) If an Event of Default occurs and is continuing, the Trustee may, as more particularly provided in Section 5.4(a), in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, any other Basic Document or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture, any other Basic Document or by law.

(c) [RESERVED].

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, proceedings under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of the Noteholders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of the Noteholders or to authorize the Trustee to vote in respect of the claim of the Noteholders in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

(f) All rights of action and of asserting claims under this Indenture, any other Basic Document or under the Notes, may be enforced by the Trustee without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

(g) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or any other Basic Document), the Trustee shall be held to represent the Noteholders, and it shall not be necessary to make the Noteholders a party to any such proceedings.

SECTION 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Trustee may, or at the written direction of the Majority Noteholders shall, do one or more of the following (subject to Section 5.5):

(i) institute or direct the Trustee to institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable by the Issuer under any Basic Document, on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon the Notes moneys adjudged due;

(ii) institute or direct the Trustee to institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise or direct the Trustee to exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee; and

(iv) subject to Section 5.16, sell or direct the Trustee to sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales (including, without limitation, the sale of the Collateral in connection with a securitization thereof) called and conducted in any manner permitted by law.

(b) If the Trustee collects any money or property pursuant to this Article as a result of selling or liquidating the Trust Estate, it shall pay out such money or property (together with all collections and other amounts on deposit in the Accounts) on the related Payment Date or other date fixed pursuant to Section 5.6(b) in the order set forth in Section 5.6(a).  Each Noteholder, by its acceptance of a Note, hereby acknowledges and agrees that the Majority Noteholders shall have the absolute and sole discretion to direct the Trustee to sell the Trust Estate or any portion thereof or interest therein as provided in clause (iv) of Section 5.4(a), and each Noteholder further agrees that the Trustee shall have no liability to the Noteholders for taking any such action as directed by the Majority Noteholders, regardless of whether or not any such action adversely affects the interests of any Noteholder.

SECTION 5.5 Optional Preservation of the Receivables.  If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6 Priorities.

(a) If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

(i) FIRST:                      to the Trustee for amounts due under Section 6.7;

(ii) SECOND:                      to the Noteholders for amounts due and unpaid on the Notes in respect of interest, pro rata (based on each Noteholder’s Purchased Note Percentage Interest), without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of interest;

(iii) THIRD:                      to the Noteholders for amounts due and unpaid on the Notes in respect of principal, pro rata (based on each Noteholder’s Purchased Note Percentage Interest), without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of principal, until the outstanding principal amount of the Notes is reduced to zero; and

(iv) FOURTH:                      any excess amounts remaining after making the payments described in clauses FIRST through THIRD above, to be applied pursuant to Section 5.7(a) of the Sale and Servicing Agreement to the extent that any amounts payable thereunder have not been previously paid pursuant to clauses FIRST through THIRD above.

(b) The Trustee may fix a record date and Payment Date for any payment to the Noteholders pursuant to this Section.  At least 15 days before such record date the Trustee shall mail to the Issuer and each Noteholder a notice that states such record date, the Payment Date and the amount to be paid.

SECTION 5.7 Limitation of Suits.  No Holder of a Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) the Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of Notes evidencing not less than 25% of the Purchased Note Percentage Interests has made a written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request; and

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Noteholders.

it being understood and intended that no Holder of a Note shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of the Notes or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided and it being understood that if the Notes are held by the Majority Noteholders or an Affiliate thereof, the Holder may directly institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy.

SECTION 5.8 Unconditional Rights of the Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the applicable Purchased Note Percentage Interest of principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.9 Restoration of Rights and Remedies.  If a Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 5.10 Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not a Waiver.  No delay or omission of the Noteholders to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Noteholders, as the case may be.

SECTION 5.12 [Reserved].

SECTION 5.13 Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all of the Noteholders.  In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.14 Undertaking for Costs.  Each of the Issuer and the Trustee agrees, and each Noteholder by its acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by the Noteholders holding in the aggregate more than 10% of Purchased Note Percentage Interests of the Notes or (c) any suit instituted by the Noteholders for the enforcement of the payment of principal of or interest on the Notes on or after the respective due dates expressed in the Notes and in this Indenture.

SECTION 5.15 Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power and any right of the Issuer to take such action shall be suspended.

SECTION 5.16 Sale of Trust Estate.

(a) To the extent permitted by applicable law, the Trustee shall not in any private sale sell to a third party the Trust Estate, or any portion thereof following an Event of Default, other than an Event of Default specified in Section 5.1(a)(i) or (ii), unless,

(i) the Majority Noteholders consent to or direct the Trustee in writing to make such sale; or

(ii) the proceeds of such sale would be not less than all amounts due on the entire unpaid principal amount of the Notes and interest due or to become due thereon in accordance with Section 5.6 on the Payment Date next succeeding the date of such sale.

(b) For any public sale of the Trust Estate, the Trustee shall have provided the Noteholders with notice of such sale at least two weeks in advance of such sale which notice shall specify the date, time and location of such sale.

(c) In connection with a sale of all or any portion of the Trust Estate:

(i) the Noteholders may bid for and purchase the property offered for sale, and may hold, retain, possess and dispose of such property, without further accountability, and (x) the Noteholders may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Note or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Note so delivered shall be cancelled and extinguished except that, in case the amounts so payable thereon shall be less than the amount due thereon, such Notes shall be returned to the Noteholders after being appropriately stamped to show such partial payment and (y) each Note Purchaser may, in paying the purchase money therefor, set-off against any amount owed to it by the Issuer under the Basic Documents;

(ii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a sale thereof; and

(iii) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale.

(d) The method, manner, time, place and terms of any sale of all or any portion of the Trust Estate shall be commercially reasonable.

ARTICLE VI

THE TRUSTEE

SECTION 6.1 Duties of Trustee.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the other Basic Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each of the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section; and

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(c) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(d) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(g) The Trustee shall permit any representative of the Noteholders, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes and the transactions contemplated by the Basic Documents, to make copies and extracts therefrom and to discuss the Trustee’s affairs and actions, as such affairs and actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(h) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the other Basic Documents.

(i) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

(j) All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, other than the Trustee’s attorneys, accountants and agents unless such disclosure is required by this Indenture or any applicable law or regulation.

SECTION 6.2 Rights of Trustee.   Subject to Section 6.1 and this Section 6.2, the Trustee shall be protected and shall incur no liability to the Issuer or the Noteholders in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trustee to be genuine and to have been duly executed by the appropriate signatory, and, except to the extent the Trustee has actual knowledge to the contrary or as required pursuant to Section 6.1 the Trustee shall not be required to make any independent investigation with respect thereto.

(a) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate.  Subject to Section 6.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate.

(b) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of the Servicer, the Backup Servicer or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) The Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of the Noteholders, pursuant to the provisions of this Indenture, unless the Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall, upon the occurrence of an Event of Default (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture in accordance with Section 6.1.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be reimbursed by the Person making such request upon demand.

SECTION 6.3 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of a Note and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee.  Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 6.11.

SECTION 6.4 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate, the Collateral or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults.  If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Trustee, the Trustee shall mail to the each Noteholder a notice of the Event of Default within three Business Days after such knowledge or notice occurs.

SECTION 6.6 Reports by Trustee to the Noteholders.  The Trustee shall on behalf of the Issuer deliver to the Noteholders such information as may be reasonably required to enable the Noteholders to prepare their respective federal and State income tax returns.

SECTION 6.7 Compensation and Indemnity.  (a) Pursuant to Section 5.7 of the Sale and Servicing Agreement, the Issuer shall pay to the Trustee from time to time compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee, pursuant and subject to Section 5.7 of the Sale and Servicing Agreement, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer shall or shall cause the Servicer to indemnify the Trustee against any and all loss, liability or expense incurred by the Trustee without willful misfeasance, negligence or bad faith on its part arising out of or in connection with the acceptance or the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection therewith and including any loss, liability or expense directly or indirectly incurred (regardless of negligence on the part of the Trustee or the Issuer) by the Trustee as a result of any penalty or other cost imposed by the Internal Revenue Service or other taxing authority (except any penalties arising out of fees paid to the Trustee or as a result of any action taken contrary to the Indenture) related to the tax status of the Issuer or the Notes.  The Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder.  The Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(b) The Issuer’s payment obligations to the Trustee pursuant to this Section shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(a)(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.  Notwithstanding anything else set forth in this Indenture or the other Basic Documents, the recourse of the Trustee hereunder and under the other Basic Documents specifically shall not be recourse to the assets of the Noteholders.

SECTION 6.8 Replacement of Trustee.  The Issuer may, with the consent of the Majority Noteholders, and at the request of the Majority Noteholders shall, remove the Trustee if:

(i) the Trustee fails to comply with Section 6.11 or the Trustee fails to perform any other material covenant or agreement of the Trustee set forth in the Basic Documents to which the Trustee is a party and such failure continues for 45 days after written notice of such failure from a Noteholder;

(ii) an Insolvency Event with respect to the Trustee occurs; or

(iii) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.  If the Issuer fails to appoint a successor Trustee, the Majority Noteholders may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Noteholders and the Issuer, whereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 6.8.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

SECTION 6.9 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.  The Trustee shall provide the Noteholders and the Rating Agencies, if any, written notice of any such transaction.  In case at the time such successor or successors to the Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver the Notes so authenticated; and in case at that time the Notes shall not have been authenticated, any successor to the Trustee may authenticate the Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(a) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(c) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Eligibility; Disqualification.  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and subject to supervision or examination by federal or State authorities; and having a rating, both with respect to long–term and short–term unsecured obligations, of not less than investment grade by the Rating Agencies.  The Trustee shall provide copies of such reports to the Noteholders upon request.

SECTION 6.12 [RESERVED].

SECTION 6.13 Appointment and Powers.  Wells Fargo Bank, National Association is hereby appointed as the Trustee with respect to the Collateral, and Wells Fargo Bank, National Association hereby accepts such appointment and agrees to act as Trustee with respect to the Collateral for the benefit of the Noteholders, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Trustee in accordance with the provisions of this Indenture and the other Basic Documents.  Each Noteholder, by its acceptance of a Note, hereby authorizes the Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.  The Trustee shall act upon and in compliance with the written instructions of the Majority Noteholders delivered pursuant to this Indenture promptly following receipt of such written instructions; provided, however, that the Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Trustee has not received reasonable indemnity.  Receipt of such instructions shall not be a condition to the exercise by the Trustee of its express duties hereunder, except where this Indenture provides that the Trustee is permitted to act only following and in accordance with such instructions.

SECTION 6.14 Performance of Duties.  The Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Basic Documents to which the Trustee is a party or as directed by the Majority Noteholders in accordance with this Indenture.  The Trustee shall not be required to take any discretionary actions hereunder except at the written direction and with the indemnification of the Majority Noteholders.  The Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Basic Documents.

SECTION 6.15 Limitation on Liability.  Neither the Trustee nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith hereunder, or in connection herewith, except that the Trustee shall be liable for its negligence, bad faith or willful misconduct.  Notwithstanding any term or provision of this Indenture, the Trustee shall incur no liability to the Issuer or the Noteholders for any action taken or omitted by the Trustee in connection with the Collateral, except for the negligence, bad faith or willful misconduct on the part of the Trustee, and, further, shall incur no liability to the Noteholders except for negligence, bad faith or willful misconduct in carrying out its duties to the Noteholders.  The Trustee shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents.  The Trustee may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel.  The Trustee shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture or to follow any direction from the Majority Noteholders unless it shall have received reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it.

SECTION 6.16 [Reserved].

SECTION 6.17 Successor Trustee.

(a) Merger.  Any Person into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Trustee is a party, shall (provided it is otherwise qualified to serve as the Trustee hereunder) be and become a successor Trustee hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, descriptions, immunities, privileges and other matters and have all of the obligations as its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Trustee for the benefit of the Noteholders in the Collateral; provided that any such successor shall also be the successor Trustee under Section 6.9.

(b) Removal.  The Trustee may be removed by the Majority Noteholders at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the

Trustee and the Issuer.  A temporary successor may be removed at any time to allow a successor Trustee to be appointed pursuant to subsection (c) below.  Any removal pursuant to the provisions of this subsection (b) shall take effect only upon the date which is the latest of (i) the effective date of the appointment of a successor Trustee and the acceptance in writing by such successor Trustee of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof, and (ii) receipt by the Majority Noteholders of an Opinion of Counsel to the effect described in Section 3.6.

(c) Acceptance by Successor.  Every temporary or permanent successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Trustee, the Noteholders and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Trustee, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor.  Such predecessor shall, nevertheless, on the written request of the Majority Noteholders or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder.  In the event that any instrument in writing from the Issuer or the Majority Noteholders is reasonably required by a successor Trustee to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Trustee, any and all such written instruments shall at the request of the temporary or permanent successor Trustee, be forthwith executed, acknowledged and delivered by the Trustee or the Issuer, as the case may be.  The designation of any successor Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Trustee in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Trustee or to protect or continue the perfection of the security interests granted hereunder.

SECTION 6.18 [Reserved].

SECTION 6.19 Representations and Warranties of the Trustee.  The Trustee represents and warrants to the Issuer and the Noteholders as follows:

(a) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b) The Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Trustee hereunder.

(c) The execution and delivery by the Trustee of this Indenture and the other Basic Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Basic Documents.

(d) The Trustee has duly executed and delivered this Indenture and each other Basic Document to which it is a party, and each of this Indenture and each such other Basic Document constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 6.20 Waiver of Setoffs.  The Trustee hereby expressly waives any and all rights of setoff that the Trustee may otherwise at any time have under applicable law with respect to any Pledged Account and agrees that amounts in the Pledged Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

ARTICLE VII

[RESERVED]

ARTICLE VIII

COLLECTION OF MONEY AND RELEASES OF TRUST ESTATE

SECTION 8.1 Collection of Money.  Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture and the other Basic Documents.  The Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement.  Except as otherwise expressly provided in this Indenture or in the other Basic Documents, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 Release of Trust Estate.  Subject to the payment of its fees and expenses pursuant to Section 6.7, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(a) The Trustee shall, at such time as there is no Note Outstanding, all amounts due and owing to the Noteholders under any of the Basic Documents have been paid in full, all sums due the Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Trust Estate that secured the Notes and the other obligations of the Issuer and the Seller to the Noteholders pursuant to the Basic Documents from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Pledged Accounts.  The Trustee shall release property from the lien of this Indenture pursuant to this Section 8.2(a) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, a copy of each of which shall also be delivered to the Noteholders.

(b) Opinion of Counsel.  The Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.2(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition to such action, an Opinion of Counsel in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely affect the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture or any of the other Basic Documents; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures .

(a) The Issuer and the Trustee, without the consent of any Noteholder, but with prior written notice to the Rating Agencies, if any, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any  time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Noteholders; or

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

provided, however, that no such supplemental indenture shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the characterization of the Notes as indebtedness for federal income tax purposes.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders (other than the Majority Noteholders), with prior written notice to the Rating Agencies, if any, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the characterization of the Notes as indebtedness for federal income tax purposes.

(c) Any action taken under this Section 9.1 shall be deemed to not adversely affect in any material respect the interests of any Noteholder if the Rating Agency Condition has been satisfied.

SECTION 9.2 Supplemental Indentures with Consent of the Noteholders.  The Issuer and the Trustee, when authorized by an Issuer Order, also may, with the prior written consent of the Majority Noteholders, enter into an indenture or indentures supplemental hereto for any purpose; provided, however, that, no such supplemental indenture shall, without the prior written consent of all of the Noteholders:

(i) change the date of payment of any installment of principal of or interest on the Notes or any other amount owed by the Issuer under the Basic Documents, or reduce or increase the Initial Stated Percentage Interest of any Note, the interest rate thereon, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes or any other amount owed by the Issuer under the Basic Documents, or change any place of payment where, or the coin or currency in which, the Notes or the interest thereon or any other amount owed by the Issuer under the Basic Documents is payable;

(ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amountdue on the Notes or any other  amount owed by the Issuer under the Basic Documents on or after the respective due dates thereof;

(iii) reduce the Purchased Note Percentage Interest, the consent of the Holders of which is required for any such supplemental indenture, or eliminate the requirement that the Majority Noteholders consent thereto, or the consent of the Holders of which or the Majority Noteholders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v) reduce the Purchased Note Percentage Interest required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate or eliminate the requirement that the Majority Noteholders so direct pursuant to Section 5.4(a);

(vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount or timing of any payment of  interest or principal due on the Notes on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(viii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Noteholders of the security provided by the Lien of this Indenture.

(b) It shall not be necessary for any Act of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(c) Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to each Noteholder a copy of such supplemental indenture.  Any failure of the Trustee to mail such copy shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3 Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE X

REPAYMENT AND PREPAYMENT OF NOTES

SECTION 10.1 Repayment of the Notes; Optional Prepayment of the Notes.  The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 11.1(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 11.1(a), for a purchase price at least equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Noteholders and the Rating Agencies, if any, notice of such redemption.  If the Notes are to be redeemed pursuant to this Section 10.1, the Servicer or the Issuer shall furnish notice of such election to the Trustee not later than 35 days prior to the Redemption Date and the Servicer shall deposit with the Trustee in the Note Distribution Account the Redemption Price at least one Business Day prior to the Redemption Date.  If the Servicer fails to so deposit the Redemption Price with the Trustee at least one Business Day prior to the Redemption Date, such redemption shall be deemed to be automatically rescinded and the Noteholders shall receive the payments of interest and principal that would be due to the Noteholders on such Payment Date as if such option to redeem the Notes had never been exercised.  For the avoidance of any doubt, no Event of Default shall occur solely as a result of such rescission.

SECTION 10.2 Notice of Redemption.  Notice of the redemption of the Notes shall be given, upon the direction of the Issuer, by the Trustee by facsimile transmission, courier or first class mail, postage prepaid, mailed, faxed or couriered not less than five (5) days prior to the related Redemption Date, to each Noteholder.  All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the

Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

(iv) that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

SECTION 10.3 Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS
SECTION 11.1 Compliance Certificates and Opinions, etc.

  (a) Except as set forth herein, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture (other than any request hereunder by the Issuer for a Draw), the Issuer shall furnish to the Trustee, with a copy of each to the Noteholders, (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b) Other than with respect to Dollars, prior to the deposit of any Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Trustee, with a copy thereof to the Noteholders, an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (on the date of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(c) Other than with respect to the release of any Purchased Receivables or Liquidated Receivables or the release, if any, of any Receivables upon a redemption of the Notes pursuant to Section 10.1, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish, prior to or contemporaneous with such release, to the Trustee, with a copy thereof to the Noteholders, an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (such fair value to be as of a date within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(d) Notwithstanding Section 2.10 or any provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Pledged Accounts as and to the extent permitted or required by the Basic Documents.

SECTION 11.2 Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(a) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(c) Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of the Noteholders .  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(a) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Trustee.

(b) The ownership of the Notes shall be proved by the Note Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Holder of a Note shall bind each Holder of such Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices, etc., to Trustee, Issuer, the Majority Noteholders and Noteholders .  Any request, demand, authorization, direction, notice, consent, waiver or Act of the Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(i) the Trustee by the Majority Noteholders, the Noteholders or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt of the Trustee at its Corporate Trust Office;

(ii) the Issuer by the Trustee or by the Majority Noteholders or the Noteholders shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested, or sent by telefacsimile (with telephonic confirmation of receipt), and shall deemed to have been duly given upon receipt by the Issuer at 19500 Jamboree Road, Irvine, California 92612 Attention: Mark Creatura, Esq. Confirmation: (888) 785-6691, Telecopy No. (949) 753-6897 or at such other address previously furnished in writing to the other parties hereto by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Noteholders or the Majority Noteholders to the Trustee; or

(iii) the Noteholders shall be sufficient for any purpose hereunder if in writing and delivered by overnight courier or mailed certified mail, return receipt requested, or personally delivered or sent by telefacsimile to the recipient’s contact information reflected in the Note Register.

SECTION 11.5 Waiver.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice with respect to itself only, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by the Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 11.6 Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or the Notes to the contrary, the Issuer may enter into any agreement with a Holder of a Note providing for a method of payment, or notice by the Trustee or the Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Trustee (which consent shall not be unreasonably withheld).  The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7 Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.8 Successors and Assigns .  All covenants and agreements in this Indenture and the Note by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.9 Benefits of Indenture .  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.10 Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes, this Indenture or any other Basic Document) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.12 Governing Law.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.13 Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Any signature page to this Indenture containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

SECTION 11.14 Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

SECTION 11.15 Issuer Obligation.  The obligations of the Issuer under this Indenture and the other Basic Documents shall be full recourse obligations of the Issuer.  Notwithstanding the foregoing, no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes, under this Indenture, any other Basic Document or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer or the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  Nothing contained in this Section shall limit or be deemed to limit any obligations of  the Issuer, the Seller or the Servicer hereunder or under any other Basic Document, as applicable, which obligations are full recourse obligations of the Issuer, the Seller and the Servicer.

SECTION 11.16 No Petition.  The Trustee, by entering into this Indenture, hereby covenants and agrees that, unless directed to do so by the Holders of 100% of the Purchased Note Percentage Interests in the Notes, it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

SECTION 11.17 Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of a Noteholder or the Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  Each of the Trustee and the Noteholders shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

SECTION 11.18 Entire Agreement.  This Indenture, together with the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

PAGE FIVE FUNDING LLC, as Issuer

By:      _______________________________
Name: _______________________________
Title:   _______________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:      _______________________________
Name: _______________________________
Title:   _______________________________

EXHIBIT A

DELAYED DRAW NOTE

REGISTERED NO. [__] Initial Aggregate Committed Amount: $50,000,000

CUSIP NO.:  695505 AA5                                                                                     Stated Percentage Interest: %

SEE REVERSE FOR CERTAIN CONDITIONS

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR “BLUE SKY” LAWS AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY TO (I) THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE) OR AN AFFILIATE OF THE ISSUER (AS CERTIFIED BY THE ISSUER) OR (2) AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE INDENTURE, TO THE EFFECT THAT SUCH PERSON IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT, OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE, OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (5) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION: PROVIDED, THAT, IN THE CASE OF CLAUSE (5), THE TRUSTEE OR THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, WHICH OPINION OF COUNSEL, IF SO REQUIRED, SHALL BE ADDRESSED TO THE ISSUER AND THE TRUSTEE AND SHALL BE SECURED AT THE EXPENSE OF THE HOLDER.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144A FOR RESALES OF THIS NOTE.

THE TRANSFER OF THE NOTE TO ANY PERSON THAT IS ACQUIRING THE NOTE WITH THE “PLAN ASSETS” OF “ANY EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO TITLE I OF ERISA OR ANY “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE IS SUBJECT TO CERTAIN RESTRICTIONS AS DESCRIBED IN SECTION 2.5 OF THE INDENTURE, INCLUDING THE DELIVERY BY THE TRANSFEREE OF A LETTER IN THE FORM ATTACHED TO THE INDENTURE AS EXHIBITS B, C, OR D, AS APPLICABLE.

THE NOTE REGISTRAR SHALL NOT REGISTER ANY TRANSFER OR EXCHANGE OF THIS NOTE DURING THE ACQUISITION PERIOD TO ANY PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER, WHICH CONSENT MAY BE WITHHELD BY THE ISSUER IN ITS SOLE DISCRETION.  IN ADDITION, DURING THE ACQUISITION PERIOD, THE NOTE REGISTRAR SHALL NOT REGISTER ANY TRANSFER OR EXCHANGE OF THIS NOTE TO THE EXTENT THAT UPON SUCH TRANSFER OR EXCHANGE THERE WOULD BE MORE THAN FIFTEEN (15) NOTEHOLDERS THEN REFLECTED ON THE NOTE REGISTER.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE “INITIAL AGGREGATE COMMITTED AMOUNT” SHOWN ON THE FACE HEREOF, AND THE PURCHASED NOTE PERCENTAGE INTEREST OF THIS NOTE MAY BE DIFFERENT THAN THE “STATED PERCENTAGE INTEREST” SHOWN ON THE FACE OF THIS NOTE.

Each Noteholder by its acquisition of any Notes (or a beneficial interest therein) shall be deemed to have represented and warranted for the benefit of the Issuer, the Trustee and the other Noteholders, that it is not acquiring any Notes with the “plan assets” of any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or any “plan” as defined in Section 4975 of the Code.

PAGE FIVE FUNDING LLC
DELAYED DRAW NOTE

PAGE FIVE FUNDING LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to [________________] (the “Noteholder”), or its registered assigns, the Noteholder’s pro rata portion (based on the Purchased Note Percentage Interest of the Noteholder) of the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less, the Noteholder’s pro rata portion (based on the Purchased Note Percentage Interest of the Noteholder) of the aggregate unpaid principal amount outstanding under all of the Notes (whether or not shown on the schedules attached to the Notes (or such electronic counterpart maintained by the Trustee)), which amount shall be payable in the amounts and at the times set forth in the Indenture.  On each Payment Date after the first Payment Date, the Noteholder will be entitled to receive, pro rata (based on the Purchased Note Percentage Interest of the Noteholder) thirty (30) days of interest at the applicable Interest Rate on the outstanding principal amount of the Notes at the close of the preceding Payment Date; provided that if the outstanding principal amount of the Notes is increased as the result of one or more Draws that occur after the preceding Payment Date but during the related Interest Accrual Period, the interest payable to the Noteholders on a Payment Date shall also include an amount equal to the product of (a) the Interest Rate as of the related Subsequent Draw Date, (b) the principal amount of the related Draw, and (c) a fraction (i) the numerator of which is the number of days from and including the related Subsequent Draw Date to and including the day immediately preceding such Payment Date and (ii) the denominator of which is 360.  On the first Payment Date, the interest payable to the Noteholder will be an amount equal to the Noteholder’s pro rata share (based on the Purchased Note Percentage Interest of the Noteholder) of the product of (a) the Interest Rate as of the Closing Date, (b) the initial principal amount of the Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including the day immediately preceding such Payment Date and (ii) the denominator of which is 360. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All principal and accrued interest on this Note shall be due and payable on the Final Scheduled Payment Date.  Following the occurrence of an Event of Default, the Trustee may, or upon the written direction of the Majority Noteholders shall, declare the Note Balance to be immediately due and payable at par, together with accrued interest thereon, in accordance with Section 5.2 of the Indenture.  Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  This Note does not represent an interest in, or an obligation of, the Servicer or any affiliate of the Servicer other than the Issuer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.  Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Servicer and the Trustee.  A copy of the Indenture may be requested from the Trustee by writing to the Trustee at:  Wells Fargo Bank, National Association, 6th  & Marquette, MAC N9311-161, Minneapolis, Minnesota  55479, Attention:  Corporate Trust Services -- Asset Backed Administration.  To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: _______________                                                                PAGE FIVE FUNDING LLC

By:      ________________________
Name: ________________________
Title:   ________________________

 TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Note issued under the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By: ____________________
     Authorized Signature

REVERSE OF THE NOTE

This Note is the duly authorized Note of the Issuer, designated as its Note (herein called the “Note”), issued under the Indenture, dated as of March 1, 2010 (such Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, is herein called the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders.  The Note is subject to all terms of the Indenture.  All terms used in this Note that are defined in the Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented or otherwise modified.

Upon initial issuance on the Closing Date, the aggregate outstanding principal balance of all Notes will be less than the Initial Aggregate Committed Amount reflected on the face hereof.  From time to time during the Acquisition Period, the principal balance of this Note will be increased by an amount equal to the pro rata portion (based on the Purchased Note Percentage Interest of the Noteholder) of the amount of Draws made by the Issuer against the Aggregate Available Committed Amount.  Installments of principal of the Notes will be payable on each Payment Date in an amount described in the Indenture. “Payment Date” means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing April 15, 2010.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date.  Notwithstanding the foregoing, if an Event of Default or shall have occurred and be continuing then, in certain circumstances, principal on the Note may be paid earlier, as described in the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any prepayments, to the extent not in full payment of this Note, shall be made by wire transfer to the Holder of record of this Note (or any predecessor Note) on the Note Register as of the close of business on each Record Date.  Any reduction in the principal amount of this Note (or any predecessor Note) effected by any payments made on any date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.  Final payment of principal (together with any accrued and unpaid interest) on this Note will be paid to the Noteholders only upon presentation and surrender of this Note for cancellation at the location specified in a notice provided in accordance with Section 2.8(b) of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Issuer and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized Stated Percentage Interest and in the same aggregate Stated Percentage Interest will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The obligations of the Issuer under the Indenture, this Note and the other Basic Documents shall be full recourse obligations of the Issuer.  Notwithstanding the foregoing, the Noteholder, by its acceptance of this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes, under the Indenture or any other Basic Document or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer or the Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  Nothing contained in this Section shall limit or be deemed to limit any obligations of the Issuer, the Purchaser, the Seller or the Servicer hereunder or under any other Basic Document, as applicable, which obligations are full recourse obligations of the Issuer, the Seller and the Servicer.

Prior to the due presentment for registration of transfer of this Note, the Trustee and any agent of the Trustee may treat the Person in whose name the Note (as of the applicable Record Date) is registered as the owner hereof for all purposes, whether or not the Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Issuer and the Noteholders that, for federal, State and local income and franchise tax purposes, this Note will evidence indebtedness of the Issuer secured by the Collateral.  Each Noteholder, by its acceptance of the Note, agrees to treat the Note for federal, State and local income and franchise tax purposes as indebtedness of the Issuer.

The Indenture permits in certain circumstances, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Majority Noteholders.  The Indenture also contains provisions permitting the Majority Noteholders to waive compliance by the Issuer with certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Majority Noteholders shall be conclusive and binding upon the current Noteholders and all future Noteholders and of this Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Issuer to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.